Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-37229, 333-46243, 333-52601, 333-58799,
333-64069,  333-75253,  333-92023,  333-93761,  333-94815, 333-44928, 333-46738,
333-54160,   333-61948,   333-74180  and  333-02672)  and  in  the  Registration
Statements  on  Form  S-8  (Nos.  333-05705,  333-12551,  333-58801,  333-60731,
333-89631,  333-91985, 333-37624, 333-37626 and 333-74050) of Home Properties of
New York, Inc. of our report dated January 30, 2002, except for Note 15, as to which the date is October 22, 2002, relating to the financial statements, which appears in this Form 8-K.



/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 22, 2002